Exhibit 10.15

Exclusive Technical Support and Service Agreement

This Exclusive Technical Support and Services Agreement (the “Agreement”) is executed by the following parties on September 23, 2005 in Beijing:

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.

Party B:              Beijing Blue I. T. Technologies Co., Ltd.

Whereas: Party A is a duly registered and established wholly foreign owned enterprise, has strong technical development and supporting strength, and rich experience in providing technical support and services;

Whereas: Party B needs professional technology company to provide technical support and services to it during its operation.

Based on the above, through friendly negotiation and based on the principles of equality and reciprocity, both parties agree to the following provisions and intend to be bound by such provisions:

Article I   Technical Support and Services

1.1                                 Party A agrees to provide to Party B, and Party B agrees to accept from Party A the technical support and services in accordance with the terms and conditions of this Agreement, the detailed contents of which are as follows:

(1)        To make research and development of relevant technologies according to Party B’s business needs;

(2)        To take charge of daily maintenance, supervision, testing and debugging for Party B’s computer network equipment;

(3)        To provide technical consultation and answers to Party B’s technical question regarding network equipment, technical products and software;

(4)        To provide other relevant technical support and services to Party B in accordance with this Agreement.

1.2                    Party B shall actively cooperate with Party A to complete the above works, including but not limited to providing relevant data, technical specifications and instructions, etc..

1.3                    The service term under this Agreement is five years, which runs from the effective date of the Agreement. The parties agree to grant Party A an option to extend the term of this Agreement.  Before expiration of this Agreement, Party A is entitled to extend the term of this Agreement for five years by written notification.

1.4                    Party A shall be the exclusive provider of the technical support and services under this agreement to Party B; without Party A’s prior written consent, Paty B shall not accept any technical support and services from any third parties.

1.5                    Party A has sole and exclusive rights to and interests in any rights, ownership, interests and all intellectual property including but not limited copyrights, patents, technology secrets, commercial secrets and others, that arising from the performance of this Agreement, whether developed by Party B or Party A. The parties agree that this article survives the modification, termination or expiration of this Agreement.

Article II  Service Fees

2.1                    The parties agree that the Party B shall pay services fees to Party A in accordance with the Appendix to this Agreement as consideration for the technical support and services provided by Party A under Section 1.1 of this Agreement, the amount and payment method of which are set forth in such Appendix.  The Appendix may be amended by both parties according to their negotiation and the implementation of the Agreement.

Article III   Confidentiality

3.1                    For the purpose of this Agreement, the phrase “Confidential Information” include but is not limited to all or any part of the following contents or information: technical information, materials, plans, drawing, data, indicators, standards, software, computer applications, network design materials provided by one party to the other party with respect to technical development, design, research, production, manufacture and repair; any contracts, agreements, memorandum, appendix, draft or minutes executed for the purpose of this Agreement (including this Agreement); and any notice given by one party to the other party for the purpose of this Agreement without indicating such information as public information when provided.  Upon the termination of this Agreement, Party A shall return or destroy, in accordance with Party B’s requirements, any documents, materials or software that contain Confidential Information, and delete any Confidential Information from any memory device, and refrain from using such Confidential Information any longer.

3.2                    Without prior written consent of the other party, neither party shall disclose Confidential Information by any means to any third parties.

3.3                    Both parties shall adopt necessary measures to restrict the Confidential Information known or understood by it within the scope of relevant employees, agents or consultants, and require such person to comply with this provision strictly and not disclose the Confidential Information to any third parties.  Both parties undertake not to disclose or reveal Confidential Information obtained from the other party to its irrelevant employees.

3.4                    Under the following circumstances, neither party will be deemed to have disclosed or revealed Confidential Information:

3.4.1                    The disclosed information has been known to public before disclosure (not by a means in violation of this provision);

3.4.2                    The disclosure is with the other party’s prior written consent;

3.4.3                    The disclosure is made under mandatory requirements by governmental departments or laws or orders, provided that requirements by governmental departments must be issued by formal documents, otherwise, the party shall refuse to comply and shall not disclose or reveal any Confidential Information.

3.5                    If any party violates this provision, such breaching party shall compensate all losses incurred by the non-breaching party.

Article IV   Breach Liabilities

4.1                     If any party violates the provisions of this Agreement, such breaching party shall compensate all losses incurred by the non-breaching party.

4.2                     Any waiver of the breaching party’s breach may only be made in writing to be effective.  The non-exercise or delay in exercise by any party of any rights or remedies under this Agreement does not constitute waiver of such party; any partial exercise of rights or remedies by any party shall not prejudice such party’s exercise of other rights or remedies.

4.3                               The effectiveness of this article shall not be affected by the expiration or termination of this Agreement.

Article V   Force Majeure

5.1                               Under this Agreement, force majeure means: wars, fires, earthquakes, floods, rainstorms, snowstorms and other natural disasters; or other events that cannot be foreseen, overcome or avoided by the parties when entering into this Agreement.

5.2                               If a party cannot perform or delay to perform all or part of its obligations under this Agreement due to effect of force majeure, it shall be released from relevant liabilities, but shall continue to perform after the effect of such force majeure is eliminated.  If the force majeure has caused the performance of this Agreement to be impossible or unnecessary, the parties shall friendly negotiate about other resolutions.

Article VI   Modification, Termination and Expiration of the Agreement

6.1                               This Agreement may be modified through both parties’ negotiation, or due to force majeure or other events provided by laws and regulations and this Agreement.

6.2                               Any modification to this Agreement shall be executed by both parties in writing, otherwise, it shall not bind the parties.

6.3                               If any party fails to perform this Agreement within specified term, and the non-performance continues for a grace period of thirty days, the non-breaching party may terminate this Agreement by notice to the other party. The terminating notice is effective on the date of being sent.  Within the term of this Agreement, Party B may, at any time, terminate this Agreement by 30-day’s written notice to Party B.

6.4                               During the term of this Agreement, if any party has made bankruptcy application in any form, has entered into bankruptcy liquidation proceedings, has been prohibited from continuing operation by competent governmental authority, or has lost legal person status or other legal subject status due to other reasons, the other party is entitled to terminate this Agreement.  The terminating notice is effective on the date of being sent.

6.5                               The termination of this Agreement does not prejudice the other party’s right to seek for compensations. If the modification or termination of this Agreement causes losses to any party, except for those exempted by relevant laws, the responsible parties shall compensate such losses.  If this Agreement is terminated due to reasons attributable to Party A, Party B is entitled to compensations for all losses caused by such termination, and services fees for all services that have been rendered.

Article VII   Applicable Laws and Dispute Resolution

7.1                               The execution, effectiveness, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

7.2                               If there are any disputes or controversies in the performance of this Agreement, the parties shall first resolve them through friendly negotiation, and if negotiation fails, such disputes shall be submit to the China International

Economic and Trade Arbitration Commission for arbitration in accordance with the then current arbitration rules of such commission, the arbitration shall be held in Beijing.  The arbitration awards are final and binding on both parties.

Article VIII  Miscellaneous

8.1                               This Agreement becomes effective upon being signed by both parties.

8.2                               After this Agreement becomes effective and has been performed, the parties may execute supplementary agreement with respect to matters not addressed to in this Agreement, or new situations occurring during the performance of this Agreement.  Such supplementary agreement constitutes an integral part to this Agreement, and has the same legal effect with the Agreement.

8.3                               Provisions regarding confidentiality, dispute resolution and breach liabilities in this Agreement survive the termination or suspension of this Agreement.

8.4                               Within the term of this Agreement, unless Party A commits any gross negligence or fraud to Party B, Party B may not early terminate this Agreement.  Notwithstanding the above, Party A may terminate this Agreement at any time by 30-days’ written notice.

8.5                               The invalidity of any provisions of this Agreement shall not affect the validity of other provisions of this Agreement.

8.6                               This Agreement is executed in two copies, each party holding one copy, and each has the same legal effect.

(The body of the Agreement ends here.)

(Signature page)

Party A: ChinaCache Network Technology (Beijing) Co., Ltd.
Signature by authorized representative:	/s/ Song Wang

Party B: Beijing Blue I. T. Technologies Co., Ltd.
Signature by authorized representative:	/s/ Xiaohong Kou

Appendix

1.               Both parties agree that Party B shall pay services fees to Party A as consideration for the technical support and services provided by Party A in accordance with Section 1.1 of this Agreement according to the following provisions:

(1)   Basic Annual Fees

Party B shall pay to Party A RMB[   ] annually as the basic annual fees for the technical support and services provided by Party A in the year under this Agreement, which shall be made by four equal installments and be paid by quarter.  Party B shall, within fifteen (15) business days after the beginning of each quarter, pay RMB[   ] to a bank account designated by Party A.

(2)   Floating Fees

Besides the basic annual fees provided in the above paragraph (a), Party B shall pay to Party A floating fees based on the specific situation of the provision of technical support and services in each year, the floating fees shall be paid by quarter, and the amount of such floating fees payable in each quarter shall be determined by both parties considering the following elements:

(i)                                   Numbers and qualifications of professional personnel of Party A used to provide supporting services to Party B in the quarter;

(ii)                                Time spent by Party A’s professional personnel to provide supporting services in the quarter;

(iii)                             Party A’s input to provide supporting services in the quarter;

(iv)                            Detailed contents and values of the consulting and training services provided by Party A in the quarter;

(v)                               Party B’s business turnover.

2.               Within 15 days after the end of each quarter, Party B shall provide Party A with all necessary financial materials for calculation of such quarter’s floating fees, and to pay Party A such floating fees within 30 days after the end of such quarter.  If Party A questions the financial materials provided by Party B, it may delegate a reputable independent account to conduct an audit to relevant materials.  Such audit shall be conducted during normal business hours, and shall not affect Party B’s normal business.  Under such conditions, Party B shall provide cooperation.

3.               If Party A deems that the agreed amount of service fees provided in the first paragraph of this Appendix cannot accommodate to changes of objective situations and needs adjustment, Party B shall, within seven business days after Party A gives a written request for adjustment of fees, negotiate with Party A actively and in good faith to determine the new fees schedule or system.